                                                                    EXHIBIT 99.3

TLCVISION REPORTS FINANCIAL RESULTS FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2004

TORONTO, ONTARIO--(CCNMatthews - Aug. 9, 2004) - TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America's premier eye care services company, today announced its financial results for the three month and six month periods ended June 30, 2004. All dollar amounts are expressed in U.S. currency and results are reported in accordance with U.S. generally accepted accounting principles (U.S.
GAAP) unless otherwise stated.

Q2-04 total net revenues were $64.7 million, up 36% from $47.5 million in the second quarter of 2003.

Second quarter total paid laser procedure volumes were over 51,600. Same-store year-over-year volume growth of 24% in the centers was partially offset by 9% year-over-year volume growth in the access business. The result was that Q2-04 total procedure volumes were up 16% from 44,500 for the same three month period a year ago. The procedure volume mix in Q2-04 was 59% centers versus 41% access. CustomLASIK procedures represented approximately 52% of center volumes in Q2-04.

TLCVision reported a Q2-04 net profit of $6.2 million, or $0.09 per share, compared to a loss of ($3.5 million), or ($0.05) per share, reported in last year's second quarter. The Q2-04 net profit included restructuring, severance and other charges totaling $2.8 million, or $0.04 per share, primarily related to future severance payments associated with the planned retirements of B. Charles (Chuck) Bono III as Chief Financial Officer and Robert W. May as General Counsel. The effect of these charges was partially offset by a positive gain of $1.2 million, or $0.02 per share, due to the reversal of a reserve for long-term receivables.

Editors should note that investment analyst estimates do not generally reflect the impact of one-time charges or gains. Excluding the aforementioned one-time adjustments, TLCVision's non-GAAP net profit was $7.8 million, or $0.11 per share. This was comparable with the $0.12 per share profit reported for the seasonally strong first quarter of 2004.

Second quarter 2004 adjusted EBITDA was $13.1 million, up 272% from the $3.5 million reported for the same three month period last year.

(Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization ("EBITDA") excluding certain non-recurring items and research and development costs and is used to assist in understanding and comparing operating results. EBITDA and Adjusted EBITDA, which are not calculated identically by all companies, are not substitutes for operating income, net income and cash flow as determined in accordance with generally accepted accounting principles. Management uses EBITDA and Adjusted EBITDA as key measures of operating performance. Reference should be made to the "Adjusted EBITDA" table that provides reconciliation between operating results as prescribed by U.S. GAAP and "Adjusted EBITDA".)

For the six months ended June 30, 2004 paid laser procedure volumes were over 108,500 and total net revenues were $129.8 million. This compared to paid laser procedure volumes of 98,000 and total net revenues of $101.1 million for the comparable period of the prior year. The net profit for the six months ended June 30, 2004 was $14.3 million, or $0.20 per share, compared to a net loss of ($2.4 million), or ($0.04) per share, for the same period last year. Adjusted EBITDA for the six months ended June 30, 2004 was $26.4 million, up 149% from the Adjusted EBITDA of $10.6 million for the first half of 2003.

Elias Vamvakas, TLCVision's Chairman, commented "I am very pleased with what we have accomplished thus far in 2004. Adjusted EBITDA for the first six months of 2004 alone has already exceeded that achieved for the entire 2003 year by 48%, or $8.6 million. Now into our third quarter, early indications are that year-over-year growth trends will continue. I remain confident that we will continue to build on TLCVision's world-leading position going forward."

Conference Call

TLCVision is pleased to invite all interested parties to participate in a conference call during which these results will be discussed. The call will be held today, August 9, at 4:30 p.m. Eastern Time at 1-800-731-2911. The call will also be broadcast live and archived on the company's web site at www.tlcv.com under the "Webcasts" link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

About TLC Vision

TLCVision is North America's premier eye care services company. The key drivers of TLCVision's strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plans" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results or TLCVision's anticipated future results. See the Company's reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.

TLC VISION CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands except per share amounts)

                                                         THREE MONTHS          SIX MONTHS
                                                        ENDED JUNE 30,        ENDED JUNE 30,
                                                      ------------------    ------------------
                                                       2004       2003        2004      2003
                                                      -------    -------    -------    -------
Revenues
 Refractive
  Centers                                             $36,374    $26,237    $75,212    $57,160
  Access                                               10,544      9,647     22,593     20,576
 Other healthcare services                             17,743     11,648     32,031     23,386
                                                      -------    -------    -------    -------
Total revenues                                         64,661     47,532    129,836    101,122
                                                      -------    -------    -------    -------

Cost of revenues
 Refractive

  Centers                                              24,645     20,636     50,797     43,179
  Access                                                7,135      6,481     15,307     13,643
 Other healthcare services                             10,574      7,950     19,712     15,430
                                                      -------    -------    -------    -------
Total cost of revenues                                 42,354     35,067     85,816     72,252
                                                      -------    -------    -------    -------
 Gross margin                                          22,307     12,465     44,020     28,870
                                                      -------    -------    -------    -------

General and administrative                              7,400      8,313     15,301     16,332
Marketing                                               3,435      3,496      6,329      7,157
Research and development                                  350         --        724         --
Amortization of intangibles                             1,057      1,678      2,069      3,350
Adjustment to the fair value of
 investments

and long-term receivables                              (1,206)      (651)    (1,206)      (448)
Restructuring, severance and other
 charges                                                2,755      1,720      2,755      1,720
                                                      -------    -------    -------    -------
                                                       13,791     14,556     25,972     28,111
                                                      -------    -------    -------    -------
Operating income (loss)                                 8,516     (2,091)    18,048        759

Other income (expense), net                               (22)       198        526        566
Interest expense, net                                    (272)      (393)      (675)      (761)
Minority interests                                     (2,454)      (961)    (4,328)    (2,502)
Earnings from equity investments                          613         --      1,012         --
                                                      -------    -------    -------    -------
Income (loss) before income taxes                       6,381     (3,247)    14,583     (1,938)
Income tax expense                                       (142)      (206)      (292)      (445)
                                                      -------    -------    -------    -------
Net income (loss)                                     $ 6,239    $(3,453)   $14,291    $(2,383)
                                                      -------    -------    -------    -------

Earnings (loss) per share - basic                     $  0.09    $ (0.05)   $  0.21    $ (0.04)
                                                      =======    =======    =======    =======
Earnings (loss) per share - diluted                   $  0.09    $ (0.05)   $  0.20    $ (0.04)
                                                      =======    =======    =======    =======
Weighted average number of common
 shares outstanding - basic                            68,585     63,457     67,759     63,435
Weighted average number of common
 shares outstanding - diluted                          71,249     63,457     70,341     63,435

TLC VISION CORPORATION
RECONCILIATION OF NET INCOME TO ADJUSTED
EBITDA
(In thousands except per share amounts)
(unaudited)

                                  3 months    3 months    6 months    6 months
                                   ended       ended       ended       ended
                                  June 30     June 30     June 30     June 30
                                  --------------------    --------------------
                                    2004        2003        2004        2004
                                  --------    --------    --------    --------
Net income (loss)                 $  6,239    $ (3,453)   $ 14,291    $ (2,383)

Interest                               272         393         675         761
Taxes                                  142         206         292         445
Depreciation and amortization        4,461       5,493       9,018      11,047
                                  --------    --------    --------    --------
EBITDA                              11,114       2,639      24,276       9,870
                                  --------    --------    --------    --------
Research and development               350           -         724           -
Variable stock option expense           15           -         334           -
Restructuring, severance and
 other charges                       2,755       1,720       2,755       1,720
Adjustment to the fair value of
 investments and long-term
receivables, net                    (1,206)       (651)     (1,206)       (448)
Other income, net                       22        (198)       (526)       (566)
                                  --------    --------    --------    --------
Adjusted EBITDA                   $ 13,050    $  3,510    $ 26,357    $ 10,576
                                  ========    ========    ========    ========

TLC VISION CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)

                                     (UNAUDITED)
                                       JUNE 30,    DECEMBER 31,
                                        2004           2003
                                      ---------    ------------
ASSETS
Current assets
 Cash and cash equivalents            $  47,952    $     29,580
 Short-term investments                     313             748
 Accounts receivable                     17,721          15,617
 Prepaids and other current assets       12,753          11,646
                                      ---------    ------------
  Total current assets                   78,739          57,591

Restricted cash                           1,352           1,376
Investments and other assets              7,858           3,102
Intangibles, net                         20,327          22,959
Goodwill, net                            53,088          48,829
Fixed assets, net                        50,780          56,891
                                      ---------    ------------
Total assets                          $ 212,144    $    190,748
                                      =========    ============

LIABILITIES
Current liabilities
 Accounts payable                     $   7,669    $     10,627
 Accrued liabilities                     25,678          25,811
 Current portion of long-term debt       10,058          10,285
                                      ---------    ------------
Total current liabilities                43,405          46,723

Other long-term liabilities               2,493           2,607
Long-term debt, less current
 maturities                              12,341          19,242
Minority interests                        9,751          10,907

SHAREHOLDERS' EQUITY
Capital stock                           419,738         397,878
Option and warrant equity                 4,877           8,143
Accumulated deficit                    (280,461)       (294,752)
                                      ---------    ------------
Total shareholders' equity              144,154         111,269
                                      ---------    ------------
Total liabilities and shareholders'
 equity                               $ 212,144    $    190,748
                                      =========    ============

-30-

Stephen Kilmer
VP, Investor Relations
TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC)
(905) 238-3904